EXHIBIT 4(g)

               REGISTERED                                             REGISTERED

No. FLR                                                    U.S.$

                                       MCI
                         MCI COMMUNICATIONS CORPORATION
                             SENIOR MEDIUM-TERM NOTE
                                 (Floating Rate)


INTEREST RATE BASIS(ES):                    MATURITY DATE:


INDEX MATURITY:
                                            CALCULATION AGENT:

INITIAL INTEREST RATE:


SPREAD:                                     REPAYMENT DATE(S):


SPREAD MULTIPLIER:                          INTEREST PAYMENT PERIOD:


MAXIMUM INTEREST RATE:
                                            INTEREST PAYMENT MONTH(S):

MINIMUM INTEREST RATE:


ORIGINAL ISSUE DATE:                        INITIAL INTEREST RESET DATE:


INITIAL REDEMPTION DATE:
                                            INTEREST RATE RESET PERIOD:

INITIAL REDEMPTION PERCENTAGE:


ANNUAL REDEMPTION PERCENTAGE:               INTEREST RATE RESET PERIOD:


ANNUAL REDEMPTION PERCENTAGE REDUCTION:     INTEREST RATE RESET MONTH(S):

   MCI COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to


, or registered assigns, the principal sum of
                                                                         DOLLARS
on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon the Interest Rate Basis(es) specified above, until the principal hereof and premium, if any, hereon is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as defined below), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any date of redemption or repayment), provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and an Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date and be payable to the person that is the registered Holder as of such next succeeding Regular Record Date, and provided, further, that if an Interest Payment Date would fall on a day that is not a Business Day (as defined on the reverse hereof), such Interest Payment Date shall be the following day that is a Business Day, except that in case the Interest Rate Basis is LIBID or LIBOR, if such next Business Day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the Maturity Date (or any date of redemption or repayment) will fall on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after the Maturity Date (or any date of redemption or repayment)

       Interest will be payable on the third Wednesday of each month if the Interest Payment Period specified above is monthly, on the third Wednesday of March, June, September and December if the Interest Payment Period specified above is quarterly, on the third Wednesday of the two months specified above as the Interest Payment Months if the Interest Payment Period specified above is semiannual and on the third Wednesday of the month specified above as the Interest Payment Month if the Interest Payment Period specified above is annual (each, an "Interest Payment Date"), and in each case at maturity (except to the extent that the principal hereof has been redeemed or repaid prior to the Maturity Date)

       Interest payable on this Note on any interest Payment Date or Maturity Date (or date of redemption or repayment) will include interest accrued from the Original Issue Date, or the most recent date for which interest has been paid to but excluding such Interest Payment Date or Maturity Date (or date of redemption or repayment, as the case may be) provided that if the Interest Rate Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date will include interest accrued to, but excluding, the Maturity Date (or any date of redemption or repayment). Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the day succeeding the last date for which interest shall have been paid, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 in the case of Senior Medium-Term Notes having as their Interest Rate Basis the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBID, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Senior Medium-
Term Notes having as their Interest Rate Basis the Treasury Rate.

       The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this Note (or one or more predecessor Subordinated Medium-Term Notes, as defined on the reverse hereof) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"), provided, however, that interest payable on the Maturity Date (or any date of redemption of repayment) will be payable to the person to whom the principal hereof shall be payable

       Payment of the principal of, premium, if any, and interest due on this Note on the Maturity Date (or any date of redemption or repayment) will be made in immediately available funds against presentation of the Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on any Interest Payment Date other than the Maturity Date (or any date or redemption or repayment) may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register, provided, however, that any Holder of $10,000,000 or more in principal amount of the same series of Subordinated Medium-Term Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate wire transfer instructions in writing have been received by the Trustee under the Subordinated Indenture, as defined on the reverse hereof, at its corporate trust office in The City of New

York on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place

       Unless the Certificate of Authentication hereon has been executed by the Trustee under the Subordinated Indenture, directly or through an Authenticating Agent, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon

Dated:                                            MCI COMMUNICATIONS CORPORATION
                                                 By:
   TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
 This is one of the Securities issued under
the within-mentioned Indenture
                                                           Chairman of the Board
     CITIBANK, N.A.                as Trustee
                                                 Attest
By:
                                                                       Secretary

                         MCI COMMUNICATIONS CORPORATION
                             SENIOR MEDIUM-TERM NOTE
                                (Floating Rate)

       This Note is one of a duly authorized   if any, shown on the face hereof,
series of Senior Securities (the "Securities") by the Annual Redemption
of the Company issued and to be issued under   Percentage Reduction, if any,
an Indenture dated as of January  , 1994       shown on the face hereof, of the
(herein called the "Senior Indenture")         principal amount to be redeemed
between the Company and Citibank, N.A., as     until the Redemption Price is
Trustee (herein called the "Trustee", which    100% of such principal amount.
term includes any successor trustee under
the Senior Indenture) to which Senior
Indenture and all indenture supplements
thereto reference is hereby made for a
statement of the respective rights                 If an Event of Default with
thereunder of the Company, the Trustee and     respect to the Senior Medium-Term
the Holders of the Senior Notes and the terms  Notes shall occur and be
upon which the Senior Notes are, and are to    continuing, the Trustee or the
be, authenticated and delivered.  This Note    Holders of not less than 25% in
is one of the series of Securities designated  principal amount of the Senior
as "Senior Medium-Term Notes".                 Medium-Term Notes at the time
                                               Outstanding, as defined in the
       The Senior Medium-Term Notes will not   Senior Indenture, may declare the
be subject to any sinking fund.                principal of all the Senior
                                               Medium-Term Notes due and payable
       This Note may be subject to repayment   in the manner and with the effect
at the option of the Holder hereof on the      provided in the Senior Indenture.
Repayment Date(s), if any, indicated on the
face hereof.  If no such date is set forth on      The Senior Indenture permits,
the face hereof, this Note may not be so       with certain exceptions as
repaid at the option of the Holder hereof      therein provided, the amendment
prior to its Maturity Date.  On each           thereof and the notification of
Repayment Date, if any, this Note shall be     the rights and obligations of the
repayable, in whole or in part, in increments  Company and the rights of the
of $1,000 (provided that any remaining         Holders of the Securities of each
principal hereof shall be at least $100,000)   series to be affected under the
at the option of the Holder hereof at a        Indenture at any time by the
repayment price equal to 100% of the           Company and the Trustee with the
principal amount to be repaid together with    consent of the Holders of not
interest thereon payable to the Redemption     less than a majority in aggregate
Date.  For this Note to be repaid in           principal amount of the
whole or in part at the option of the Holder   Securities at the time
hereof, this Note must be received not more    Outstanding of each series
than 60 or less than 30 days prior to the      affected thereby.  The Senior
Repayment Date, with the form entitled         Indenture also contains
"Option to Elect Repayment" below duly         provisions permitting the Holders
executed and completed, by the Trustee at its  of specified percentages in
Corporate Trust Office, or such other address  aggregate principal amount of the
of which the Trustee shall from time to time   Securities of each series at the
notify the Holders of Senior Medium-Term       time Outstanding, on behalf of
Notes.  Exercise of such repayment option by   the Holders of all Securities of
the Holder hereof shall be irrevocable.  The   each series, to waive compliance
interest and principal so payable and          by the Company with certain
punctually paid or duly provided for on any    provisions of the Senior
Repayment Date will be made to such person so  Indenture and certain past
surrendering this Note.                        defaults under the Senior
                                               Indenture and their consequences.
       This Note may be redeemed by the        Any such consent or waiver by the
Company on any date on and after the Initial   Holder of this Note shall be
Redemption Date, if any, specified on the      conclusive and binding upon such
face hereof.  If no Initial Redemption Date    Holder and upon all future
is set forth on the face hereof, this Note     Holders of this Note and of any
may not be redeemed prior to its Maturity      Note issued upon the registration
Date.  On and after the Initial Redemption     of transfer hereof or in exchange
Date, if any, this Note may be redeemed at     herefor or in lieu hereof
any time in whole or from time to time in      whether or not notation of such
part in increments of $1,000 (provided that    consent or waiver is made upon
any remaining principal hereof shall be at     this Note.
least $100,000) at the option of the Company
at the applicable Redemption Price (as             No reference herein to the Senior
defined below) together with interest thereon  Indenture and no provision of
payable to the Redemption Date, on notice      this Note or of the Senior
given not more than 60 nor less than 30 days   Indenture shall alter or impair
prior to the Redemption Date.  In the event    the obligation of the Company,
of redemption of this Note in part only, a     which is absolute and
new Note for the unredeemed portion hereof     unconditional, to pay the
shall be issued in the name of the Holder      principal of, premium, if any,
hereof upon the surrender hereof.              and interest on this Note at the
                                               time, place and rate, and in the
       The "Redemption Price" shall            coin or currency, herein
initially be the Initial Redemption            prescribed.
Percentage specified on the face hereof of
the principal amount of this Note to be            The Senior Medium-Term Notes are
redeemed and shall decline at each             issuable only in registered form
anniversary of the Initial Redemption Date,    without coupons in minimum

denominations of $100,000 or any amount in         All capitalized terms used in
excess thereof which is an integral multiple   this Note and not otherwise
of $1,000.                                     defined or specified herein shall
                                               have the meanings assigned to
    As provided in the Senior Indenture, and   them in the Senior Indenture.
subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Senior Medium-Term Notes of the same series, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       As provided in the Senior Indenture,
and subject to certain limitations therein set forth, the Senior Medium-Term Notes are exchangeable for a like aggregate principal amount of Senior Medium-Term Notes of the same series in authorized denominations, as requested by the Holder surrendering the same.

       No service charge will be made for
any such restoration of transfer, the
Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       Prior to due presentation of this
Note for registration of transfer, the
Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Senior Indenture and the Senior
Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

                                  ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

  UNIF GIFT MIN ACT-                             Custodian
                  --------------------                     ---------------------
                           (Cust)                                (Minor)

                        Under Uniform Gifts to Minors Act

                ------------------------------------------------
                                     (State)

          TEN COM--as tenants in common
          TEN ENT--as tenants by the entireties
          JT TEN--as joint tenants with right of survivorship and not as tenants in common

       Additional abbreviations may also be used though not in the above list.

- ----------------------------

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Securities or Other Identifying Number of Assignee:

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   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE:

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the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                                           attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
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                                        NOTICE:  The signature to this
                                        assignment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                          OPTION TO ELECTION REPAYMENT

       The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the date of repayment, to the undersigned, at


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         (Please print or typewrite name and address of the undersigned)

       For this Note to be repaid the Trustee must receive at 111 Wall Street, New York, New York, Corporate Trust Services, 5th Floor, or at such other place or places of which the Trustee shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date (or, if either such day is not a Business Day, the next succeeding Business Day), if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

       If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be an increment of $1,000) which the
Holder elects to have repaid:  $                              ; and specify the
denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess of $100,000) of the Senior Medium-Term Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $

Dated:
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                                        ----------------------------------------
                                        NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this
                                        Note in every particular, without
                                        alteration or enlargement or any change
                                        whatever.